                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                                IESI CORPORATION

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                                   ----------

                                    INDENTURE

                                   ----------

                            Dated as of June 12, 2002

                                   ----------

                   10 1/4% Senior Subordinated Notes due 2012

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.     Definitions.                                                                       1
Section 102.     Other Definitions.                                                                27
Section 103.     Rules of Construction                                                             29
Section 104.     Incorporation by Reference of TIA                                                 30
Section 105.     Conflict with TIA                                                                 30
Section 106.     Compliance Certificates and Opinions                                              30
Section 107.     Form of Documents Delivered to Trustee                                            31
Section 108.     Acts of Holders; Record Dates.                                                    32
Section 109.     Notices, etc., to the Trustee, the Company and any Subsidiary Guarantor           34
Section 110.     Notices to Holders; Waiver                                                        35
Section 111.     Effect of Headings and Table of Contents                                          35
Section 112.     Successors and Assigns                                                            35
Section 113.     Separability Clause                                                               35
Section 114.     Benefit of Indenture                                                              35
Section 115.     Governing Law; Waiver of Jury Trial                                               35
Section 116.     Legal Holidays                                                                    36
Section 117.     No Personal Liability of Directors, Officers, Employees,
                    Incorporators and Stockholders                                                 36
Section 118.     Appendix, Exhibits and Schedules                                                  36
Section 119.     Counterparts                                                                      36
Section 120.     No Adverse Interpretation of Other Agreements                                     36

                                    ARTICLE 2

                                   NOTE FORMS

Section 201.     Forms Generally                                                                   37
Section 202.     Form of Trustee's Certificate of Authentication.                                  37

                                    ARTICLE 3

                                    THE NOTES

Section 301.     Title and Terms                                                                   38
Section 302.     Denominations                                                                     39
Section 303.     Execution, Authentication and Delivery and Dating                                 39
Section 304.     Temporary Notes                                                                   40

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                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
Section 305.     Registration; Registration of Transfer and Exchange                               40
Section 306.     Mutilated, Destroyed, Lost and Stolen Notes                                       42
Section 307.     Payment of Interest Rights Preserved                                              42
Section 308.     Persons Deemed Owners                                                             43
Section 309.     Cancellation                                                                      44
Section 310.     Computation of Interest                                                           44
Section 311.     CUSIP and ISIN Numbers                                                            44
Section 312.     Payment of Additional Interest.                                                   44

                                    ARTICLE 4

                                    COVENANTS

Section 401.     Payment of Principal, Premium and Interest                                        45
Section 402.     Maintenance of Office or Agency                                                   45
Section 403.     Money for Payments To Be Held in Trust                                            45
Section 404.     Reports                                                                           47
Section 405.     Compliance Certificate.                                                           48
Section 406.     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock          48
Section 407.     Limitation on Senior Subordinated Debt                                            51
Section 408.     Limitation on Restricted Payments                                                 52
Section 409.     Dividend and Other Payment Restrictions Affecting Subsidiaries                    55
Section 410.     Asset Sales                                                                       57
Section 411.     Limitation on Affiliate Transactions                                              59
Section 412.     Limitation on Liens                                                               61
Section 413.     Additional Subsidiary Guarantees                                                  61
Section 414.     Purchase of Notes Upon a Change in Control                                        61
Section 415.     Limitation on Issuances and Sales of Equity Interests in Wholly Owned
                    Restricted Subsidiaries                                                        62
Section 416.     Limitation on Lines of Business                                                   63
Section 417.     Limitations on Sale and Leaseback Transactions                                    63
Section 418.     Limitations on Issuances of Guarantees of Indebtedness                            63
Section 419.     Designation of Restricted and Unrestricted Subsidiaries                           64
Section 420.     Corporate Existence                                                               64
Section 421.     Payment of Taxes and Other Claims                                                 64
Section 422.     Further Instruments and Acts                                                      65

                                    ARTICLE 5

                                SUCCESSOR COMPANY

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
Section 501.     When the Company May Merge, etc                                                   65
Section 502.     Successor Company Substituted                                                     66

                                    ARTICLE 6

                           EVENTS OF DEFAULT; REMEDIES

Section 601.     Events of Default                                                                 66
Section 602.     Acceleration of Maturity; Rescission and Annulment                                69
Section 603.     Other Remedies; Collection Suit by Trustee                                        70
Section 604.     Trustee May File Proofs of Claim                                                  70
Section 605.     Trustee May Enforce Claims Without Possession of Notes                            71
Section 606.     Application of Money Collected                                                    71
Section 607.     Limitation on Suits                                                               72
Section 608.     Unconditional Right of Holders to Receive Principal, Premium and Interest         72
Section 609.     Restoration of Rights and Remedies                                                72
Section 610.     Rights and Remedies Cumulative                                                    73
Section 611.     Delay or Omission Not Waiver                                                      73
Section 612.     Control by Holders                                                                73
Section 613.     Waiver of Past Defaults                                                           74
Section 614.     Undertaking for Costs                                                             74
Section 615.     Waiver of Stay, Extension or Usury Laws                                           74

                                    ARTICLE 7

                                   THE TRUSTEE

Section 701.     Certain Duties and Responsibilities.                                              75
Section 702.     Notice of Defaults                                                                76
Section 703.     Certain Rights of Trustee                                                         76
Section 704.     Not Responsible for Recitals or Issuance of Notes                                 78
Section 705.     May Hold Notes                                                                    78
Section 706.     Money Held in Trust                                                               78
Section 707.     Compensation and Reimbursement                                                    78
Section 708.     Conflicting Interests                                                             79
Section 709.     Corporate Trustee Required; Eligibility                                           80
Section 710.     Resignation and Removal; Appointment of Successor                                 80
Section 711.     Acceptance of Appointment by Successor                                            81
Section 712.     Merger, Conversion, Consolidation or Succession to Business                       82
Section 713.     Preferential Collection of Claims Against the Company                             82

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
Section 714.     Appointment of Authenticating Agent                                               82

                                    ARTICLE 8

            HOLDERS' LISTS AND REPORTS BY THE TRUSTEE AND THE COMPANY

Section 801.     The Company to Furnish Trustee Names and Addresses of Holders                     83
Section 802.     Preservation of Information; Communications to Holders                            84
Section 803.     Reports by Trustee                                                                84

                                    ARTICLE 9

                         AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.     Without Consent of Holders                                                        84
Section 902.     With Consent of Holders                                                           85
Section 903.     Execution of Amendments, Supplements or Waivers                                   86
Section 904.     Revocation and Effect of Consents                                                 87
Section 905.     Conformity with TIA                                                               87
Section 906.     Notation on or Exchange of Notes                                                  87

                                   ARTICLE 10

                               REDEMPTION OF NOTES

Section 1001.    Right of Redemption.                                                              88
Section 1002.    Applicability of Article                                                          88
Section 1003.    Election to Redeem; Notice to Trustee                                             89
Section 1004.    Selection by Trustee of Notes to Be Redeemed                                      89
Section 1005.    Notice of Redemption                                                              89
Section 1006.    Deposit of Redemption Price                                                       90
Section 1007.    Notes Payable on Redemption Date                                                  90
Section 1008.    Notes Redeemed in Part                                                            91

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 1101.    Satisfaction and Discharge of Indenture                                           91
Section 1102.    Application of Trust Money                                                        92

                                   ARTICLE 12

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
                        DEFEASANCE OR COVENANT DEFEASANCE

Section 1201.    The Company's Option to Elect Legal Defeasance or Covenant Defeasance             93
Section 1202.    Legal Defeasance and Discharge                                                    93
Section 1203.    Covenant Defeasance                                                               94
Section 1204.    Conditions to Defeasance or Covenant Defeasance                                   94
Section 1205.    Deposited Money and Government Securities To Be Held in Trust;
                    Other Miscellaneous Provisions                                                 96
Section 1206.    Reinstatement                                                                     97
Section 1207.    Repayment to the Company                                                          97

                                   ARTICLE 13

                              SUBSIDIARY GUARANTEES

Section 1301.    Subsidiary Guarantees Generally.                                                  97
Section 1302.    Continuing Guarantees                                                             99
Section 1303.    Release of Subsidiary Guarantees                                                 100
Section 1304.    Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.                   100
Section 1305.    Agreement to Subordinate                                                         101
Section 1306.    Waiver of Subrogation                                                            102
Section 1307.    Notation Not Required                                                            102
Section 1308.    Successors and Assigns of the Subsidiary Guarantors                              102
Section 1309.    Execution and Delivery of Subsidiary Guarantees                                  102
Section 1310.    Notices                                                                          103

                                   ARTICLE 14

                                  SUBORDINATION

Section 1401.    Agreement to Subordinate                                                         103
Section 1402.    Liquidation; Dissolution; Bankruptcy                                             103
Section 1403.    Default on Designated Senior Indebtedness                                        103
Section 1404.    Acceleration of Securities                                                       104
Section 1405.    When Distribution Must Be Paid Over.                                             104
Section 1406.    Notice by the Company                                                            105
Section 1407.    Subrogation                                                                      105
Section 1408.    Relative Rights.                                                                 105
Section 1409.    Subordination May Not Be Impaired by the Company                                 106

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                          PAGE
-------                                                                                          ----
Section 1410.    Distribution or Notice to Representative.                                        106
Section 1411.    Rights of Trustee and Paying Agent.                                              106
Section 1412.    Authorization to Effect Subordination                                            106
Section 1413.    Trust Moneys Not Subordinated                                                    107
Section 1414.    Trustee Entitled To Rely                                                         107
Section 1415.    No Suspension of Remedies                                                        107
Section 1416.    Trustee Not Fiduciary for Holders of Senior Indebtedness                         108
Appendix A       Provisions Relating To Notes                                                       1

Exhibit A    Form of Note
Exhibit B    Form of Supplemental Indenture
Exhibit C    Form of Regulation S Certificate
Exhibit D    Form of Certificate to be Delivered in Connection with Transfers to
             Institutional Accredited Investors

                              CROSS-REFERENCE TABLE
                                   (continued)

Trust Indenture Act Section                                                          Indenture Section
---------------------------                                                          -----------------
Section 310(a)(1)                                                                    709
           (a)(2)                                                                    709
           (a)(3)                                                                    Not Applicable
           (a)(4)                                                                    Not Applicable
           (b)                                                                       708

Section 311(a)                                                                       713
           (b)                                                                       713
           (b)(2)                                                                    803
                                                                                     803

Section 312(a)                                                                       801
                                                                                     802
           (b)                                                                       802
           (c)                                                                       802

Section 313(a)                                                                       803
           (b)                                                                       803
           (c)                                                                       803
                                                                                     803
           (d)                                                                       803

Section 314(a)                                                                       404
           (a)(4)                                                                    102
                                                                                     405
           (b)                                                                       Not Applicable
           (c)(1)                                                                    102
           (c)(2)                                                                    102
           (c)(3)                                                                    Not Applicable
           (d)                                                                       Not Applicable
           (e)                                                                       102

Section 315(a)                                                                       701
           (b)                                                                       702
                                                                                     803
           (c)                                                                       701
           (d)                                                                       701
           (d)(1)                                                                    701
           (d)(2)                                                                    701

                              CROSS-REFERENCE TABLE
                                   (continued)

           (d)(3)                                                                    701
           (e)                                                                       614

Section 316(a)                                                                       101
                                                                                     612
           (a)(1)(A)                                                                 602
                                                                                     612
           (a)(1)(B)                                                                 613
           (a)(2)                                                                    Not Applicable
           (b)                                                                       608
           (c)                                                                       104

Section 317(a)(1)                                                                    603
           (a)(2)                                                                    604
           (b)                                                                       403

Section 318(a)                                                                       107

----------
This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

     INDENTURE, dated as of June 12, 2002 (as amended, supplemented or otherwise modified from time to time, this "INDENTURE"), among IESI Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined herein) and The Bank of New York, a New York banking corporation, as trustee.

     RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. On the date hereof, all Subsidiaries of the Company are Subsidiary Guarantors. Each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes, as provided in this Indenture. Each Subsidiary Guarantor has received good and valuable consideration for its execution and delivery of this Indenture and its guarantee of the Notes.

     All things necessary to make the Original Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of each of the Company and each Subsidiary Guarantor as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

     NOW, THEREFORE:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101. DEFINITIONS.

     "ACQUIRED DEBT" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADDITIONAL NOTES" means any notes issued under this Indenture in addition to the Original Notes (other than any Notes issued in respect of Initial Notes (or related Exchange Notes) pursuant to SECTION 304, 305, 306, or 1008 of this Indenture or SECTION 2.3(b) of the Appendix).

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "APPENDIX" means Appendix A.

     "ASSET SALE" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described in
          SECTION 414 of this Indenture and/or the provisions described in
          SECTION 501 of this Indenture and not by the provisions of SECTION 410 hereof; and

     (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.0 million;

     (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

     (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

     (4) a Restricted Payment that is permitted by SECTION 408 of this Indenture and Permitted Investments;

     (5) a disposition of Receivables and Related Assets with respect to Receivables Program permitted by clause (13) of the second paragraph of SECTION 406 of this Indenture; and

     (6) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries; the sale or disposition of cash or Cash Equivalents; the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation; and sales of assets received by the Company or any Restricted Subsidiary as a result of a foreclosure upon a Lien securing Indebtedness owed to the Company or such Restricted Subsidiary.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to SECTION 714 to act on behalf of the Trustee to authenticate Notes of one or more series.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "BOARD OF DIRECTORS" means, as to any Person, (i) for a corporation, the board of directors of such corporation or (ii) for another entity, the governing body performing a similar function of such Person.

     "BORROWING BASE" means, at any time of determination, an amount equal to 80% of the book value of the net accounts receivable that are owned by such Person as shown on the balance sheet of such Person for the most recently ended fiscal quarter for which consolidated financial statements of such Person are available.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means:

     (1) in the case of a corporation, corporate stock (including all preferred stock);

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means:

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

     (3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $100 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within nine months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

     (2) (a) the adoption of a plan relating to the liquidation or dissolution of the Company, or

          (b) any LSA Event;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation)

          (a)  prior to a Public Equity Offering, the result of which is that
               (I) the Permitted Holders and their Related Parties (A) become the Beneficial Owners of less than a majority of the voting power of all classes of Voting Stock of the Company or (B) cease to be entitled by voting power, contract or otherwise to elect or cause the election of a majority of the directors of the Company or
               (II) the Principals and their Related Parties (A) become the Beneficial Owner of less than 35% of the voting power of all classes of Voting Stock of the Company or (B) cease to be entitled by voting power, contract or otherwise to elect or cause the election of 35% or more of the directors of the Company or

          (b) at any time, the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties,

               (I) becomes the Beneficial Owner, directly or indirectly of 35% or more of the voting power of all classes of Voting Stock of the Company, and (II)(A) is or becomes, directly or indirectly, the Beneficial Owner of a greater percentage of the voting power of all classes of Voting Stock of the Company than the percentage beneficially owned by the Principals and their Related Parties or
               (B) is or becomes entitled by voting power, contract or otherwise to elect or cause the election of a greater number of directors than the number of directors that the Principals or their Related Parties are entitled to elect or cause to be elected;

     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

     (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

          (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of all classes of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and

          (B)  immediately after such transaction

               (a) prior to a Public Equity Offering, (I) the Permitted Holders and their Related Parties (A) are the Beneficial Owner of a majority of the voting power of all classes of Voting Stock of the Company and (B) are entitled by voting power, contract or otherwise to elect or cause the election of a majority of the directors of the Company and (II) the Principals and their Related Parties (A) are the Beneficial Owner of at least 35% of the voting power of all classes of Voting Stock of the Company and (B) are entitled by voting power, contract or otherwise to elect or cause the election of 35% or more of the directors of the Company and

               (b) at any time, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, (I) becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of all classes of Voting Stock of the Company, as the case may be, and (II)(A) is or becomes, directly or indirectly, the Beneficial Owner of a greater percentage of the voting power of all classes of Voting Stock of the Company, as the case may be, than the percentage beneficially owned by the Principals and their Related Parties or (B) is or becomes entitled by voting power, contract or otherwise to elect or cause the election of a greater number of directors than the number of directors that the Principals or their Related Parties are entitled to elect or cause to be elected.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMPANY" means IESI Corporation, a Delaware corporation, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "COMPANY REQUEST," "COMPANY ORDER" and "COMPANY CONSENT" mean, respectively, a written request, order or consent signed in the name of the Company by two Officers of the Company.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, the interest component of any deferred payment obligations, amortization of premiums, fees and expenses payable in connection with the incurrence of Indebtedness, receivables fees, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net costs, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (3) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

     (4) any non-cash charge, together with any related provision for taxes on such charge, related to the writeoff of goodwill or intangibles as a result of impairment, in each case, as required by SFAS No. 142 or SFAS No. 144 to the extent any such charges or provisions were deducted in computing such Consolidated Net Income; minus

     (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and consistent with past practice,

     in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization expenses and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (except as provided in the definition of "Net Income"); provided that:

     (1)  the Net Income (but not loss) of any Person that is not a Restricted

          Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

     (5) the cumulative effect of a change in accounting principles shall be excluded.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (1)  was a member of such Board of Directors on the date of the Indenture;
          or

     (2) was nominated for election or elected to such Board of Directors (a) with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or
          (b) pursuant to the Amended and Restated Stockholders' Agreement, dated as of September 10, 2001, by and among the Company, the stockholders named on the signature pages thereto, J. Bruce Boisture, as Warrant Holder, and each other person that may become a stockholder or a warrant holder thereunder from time to time as the same may be amended or modified from time to time.

     "CORPORATE TRUST OFFICE" means the office of the Trustee or an Affiliate of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Administration.

     "CREDIT AGREEMENT" means the Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 14, 2001 among the Company and its Subsidiaries; Fleet National Bank, as Administrative Agent; LaSalle Bank National Association, as Documentation Agent; Credit Suisse First Boston, as Syndication Agent; Citicorp North America, Inc., as Syndication Agent; and certain other Lenders party thereto, as amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured (whether with the existing agents or lenders or new agents or lenders or otherwise).

     "CREDIT FACILITIES" means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including without limitation the Credit Agreement) or commercial paper facilities entered into from time to time, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured (whether with the existing agents or lenders or new agents or lenders or otherwise) in whole or in part from time to time (including increases in the available borrowings thereunder or the addition of Subsidiaries of the Company as additional borrowers or guarantors thereunder).

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATED SENIOR INDEBTEDNESS" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) after the Credit Agreement has terminated, any Senior Indebtedness permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than for Capital Stock which is not itself Disqualified Stock), in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock expressly provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with SECTION 408.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company that is formed under the laws of the United States, or any state or commonwealth of the United States, or the District of Columbia.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, and excluding any interests in Receivables and Related Assets that are subject to a Receivables Program permitted by the Indenture).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "EXCHANGE NOTES" means the Company's 10 1/4% Senior Subordinated Notes due 2012, containing terms identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and
(ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in the Registration Rights Agreement, or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

     "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued, and including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, the interest component of any deferred payment obligations, amortization of premiums, fees and expenses payable in connection with the incurrence of Indebtedness, receivables fees, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net costs, if any, pursuant to Hedging Obligations; plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4) all dividends, whether or not paid or accrued, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries and all dividends paid in cash on any series of preferred stock of such Person or any of its Restricted Subsidiaries, in each case, other than dividend payments to the Company or a Wholly Owned Subsidiary of the Company.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the applicable period or subsequent to such applicable period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the applicable period and the Consolidated Cash Flow for such applicable period shall be calculated on a pro forma basis (including Pro Forma Cost Savings), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded for the entire applicable period; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded for the entire applicable period, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "GOVERNMENT SECURITY" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in SECTION 3(a)(2) of the Securities Act) as custodian with respect to any Government Security that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Security that is so specified and held, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal or interest evidenced by such depositary receipt.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

     (2) recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other products swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in prices for paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products; and

     (3) fuel swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in fuel prices.

     "HOLDER" means the Person in whose name a Note is registered on The Registrar's books.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4)  representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (ii) all obligations in respect of any Receivables Program and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

     (2) with respect to any Receivables Program, the total amount in respect of the Receivables and Related Assets (or any interests therein) received from any Person that is not the Company or a Restricted Subsidiary of the Company, less any collections on receivables that have been applied to reduce such total amount; and

     (3)  the principal amount thereof, in the case of all other Indebtedness.

     "INITIAL ADDITIONAL NOTES" means Additional Notes issued in an offering not registered under the Securities Act.

     "INITIAL NOTES" means the Company's 10 1/4% Senior Subordinated Notes due 2012, issued on the Issue Date (and any Notes issued in respect thereof pursuant to SECTION 304, 305, 306, or 1008 of this Indenture or SECTION 2.3(b) of the Appendix).

     "INTEREST PAYMENT DATE" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving, entertainment and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of SECTION 408.

     "ISSUE DATE" means the first date on which the Initial Notes are issued.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "LSA EVENT" means the occurrence of (1) any of the following under (and as such terms are defined in) the Company's certificate of incorporation as in effect on the date of the Indenture: (i) a "Liquidation," (ii) a "Sale Transaction," and (iii) an "Asset Sale" and (2) any substantially similar event provided for in any subsequent amendment or restatement of the Company's certificate of incorporation.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale or other disposition of any asset of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     "NON-RECOURSE DEBT" means Indebtedness:

     (1)  as to which neither the Company nor any of its Restricted Subsidiaries
          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NOTES" means the Initial Notes, any Additional Notes, and the Exchange Notes.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President or Senior Vice President, the Treasurer, the Controller, the Chief Accounting Officer or the Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

     "ORIGINAL NOTES" means the Initial Notes and any Exchange Notes issued in exchange therefor.

     "OUTSTANDING" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

     A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

     "PARI PASSU INDEBTEDNESS" means

     (1) with respect to the Company, Indebtedness which by its terms expressly ranks equal in right of payment to the Notes and which is not subordinated by its terms in right of payment to any Indebtedness or other obligation that is not Senior Indebtedness; and

     (2) with respect to any Subsidiary Guarantor, Indebtedness which by its terms expressly ranks equal in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and which is not subordinated by its terms in right of payment to any Indebtedness or other obligation that is not Senior Indebtedness.

     "PAYING AGENT" means any Person authorized by the Company (including the Company and any of its Domestic Subsidiaries) to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "PERMITTED BUSINESS" means any business that derives its revenues from the collection, transfer, disposal or recycling of non-hazardous commercial, residential or industrial solid waste or any businesses or activities ancillary, complementary or reasonably related thereto (in the good faith determination of the Board of Directors of the Company, which shall be conclusive evidence thereof).

     "PERMITTED HOLDERS" means the Principals, Charles F. Flood, Environmental Opportunities Fund II, L.P., a Delaware limited partnership; Environmental Opportunities Fund II (Institutional), L.P., a Delaware limited partnership; Environmental Opportunities Fund, L.P., a Delaware limited partnership; BancBoston Investments, Inc., a Massachusetts corporation; Suez Equity Investors L.P., a Delaware limited partnership; Indosuez Capital Partners 2001, L.P.; and SEI Associates, a Delaware partnership.

     "PERMITTED INVESTMENTS" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company, other than a Foreign Subsidiary;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 410;

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (6) any Investment in (or in a Person that, upon making such investment, becomes) a Foreign Subsidiary, provided that any such Investment has an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (6) since the date of the Indenture, not to exceed $10 million;

     (7) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $10 million; and

     (8) (a) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary, and (b) Investments of funds in any accounts permitted or required by the arrangements governing a Receivables Program.

     "PERMITTED JUNIOR SECURITIES" means: (1) Equity Interests in the Company or any Subsidiary Guarantor; or (2) debt securities of the Company or any Subsidiary Guarantor that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Indebtedness pursuant to the Indenture.

     "PERMITTED LIENS" means:

     (1)  Liens in favor of the Company or the Subsidiary Guarantors;

     (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with, or otherwise acquired by, the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with the financing of such transaction and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     (3) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with the financing of such transaction;

     (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, bid bonds or other obligations of a like nature incurred in the ordinary course of business;

     (5)  Liens existing on the date of the Indenture and extensions thereof;

     (6) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Receivables Program; and

     (7) Liens on any landfill acquired after the date of the Indenture securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by the Company.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "PLACE OF PAYMENT" means a city or any political subdivision thereof referred to in ARTICLE 3 and initially designated under SECTION 402.

     "PREDECESSOR NOTES" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under SECTION 306 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "PRINCIPAL" means Jeffrey J. Keenan; IESI Capital LLC, a Mississippi limited liability company; IESI Capital II LLC, a Mississippi limited partnership; IESI Capital III LLC, a Mississippi limited liability company; IESI Capital IV LLC, a Mississippi limited liability company; IESI Capital V, LLC, a Mississippi limited liability company; TC Carting, L.L.C., a Delaware limited liability company; Thayer Equity Investors IV, L.P.; and TC Carting II, L.L.C., a Delaware limited liability company.

     "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in costs that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the transaction date that were directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture, as if all the reductions in costs had been effected as of the beginning of the period.

     "PUBLIC EQUITY OFFERING" means any underwritten public offering of and sale for cash of common stock of the Company (and not of any Disqualified Stock) made on a primary basis by the Company after the date of the Indenture.

     "RECEIVABLES AND RELATED ASSETS" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

     "RECEIVABLES ENTITY" means (a) any Receivables Subsidiary or (b) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

     "RECEIVABLES PROGRAM" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including a trust, limited liability company, special purpose entity or other similar entity.

     "RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary (i) created for the purpose of financing receivables created in the ordinary course of business of the Company and its Subsidiaries and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and related Permitted Investments.

     "REGISTRATION RIGHTS AGREEMENT" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated as of June 7, 2002, among the Company, each of the Subsidiary Guarantors named therein, and Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as Representatives of the Initial Purchasers and (2) with respect to each issuance of Initial Additional Notes, any registration rights agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers of such Initial Additional Notes.

     "REGULATION S" means Regulation S under the Securities Act.

     "RELATED PARTY" with respect to any Person means:

     (1) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners, managing members or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1); or any Related Party Fund of such Person.

     "RELATED PARTY FUND" means:

     (1) with respect to a Person that is an investment fund or vehicle having Beneficial Ownership of Capital Stock of the Company on the date of the Indenture (an "existing fund"): any other investment fund or vehicle that is managed, sponsored or advised to substantially the same extent as the existing fund by the same manager, sponsor or advisor of the existing fund (or by a manager, sponsor or advisor with substantially the same controlling interest); and

     (2) with respect to a Person that is a manager, sponsor or advisor of an existing fund: any investment fund or vehicle that is managed, sponsored or advised to substantially the same extent as the existing fund by such manager, sponsor or advisor (or by a manager, sponsor or advisor with substantially the same controlling interest).

     "REPRESENTATIVE" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness; provided that when used in connection with the Credit Agreement, the term "Representative" shall refer to the administrative agent under the Credit Agreement (so long as there shall be an administrative agent).

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means any vice president or assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer working in its Corporate Trust Office or any other officer of the Trustee working in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR INDEBTEDNESS" means:

     (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Indebtedness will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries;

     (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

     (3)  any trade payables;

     (4) any Indebtedness of a Person that is subordinate or junior in right of payment to any other Indebtedness or other obligations of such Person; or

     (5)  any Indebtedness that is incurred in violation of the Indenture.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, provided, however, that every reference to 10% in such definition shall be 5% for purposes of the Notes.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to SECTION 307.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATED INDEBTEDNESS" means,

     (1) with respect to the Company, any Indebtedness of the Company which is by its terms expressly subordinated in right of payment to the Notes; and

     (2) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

     "SUBSIDIARY" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "SUBSIDIARY GUARANTEE" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "SUBSIDIARY GUARANTORS" means each of:

     (1)  each of the Company's current Subsidiaries; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-7bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent such amendment to the TIA is required by such amendment to be incorporated into this Indenture, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by SECTION 419. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under SECTION 406, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
SECTION 406, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

     Section 102. OTHER DEFINITIONS.

     Term                                                            Defined in
     ----                                                            ----------
     "ACT"                                                           Section 108

     "AFFILIATE TRANSACTION"                                         Section 411
     "APPLICABLE PROCEDURE"                         Section 1.1(a) of Appendix A
     "ASSET SALE OFFER"                                              Section 410
     "AUTHENTICATION ORDER"                                          Section 303
     "BANKRUPTCY LAW"                                                Section 601
     "CERTIFICATED NOTE"                            Section 1.1(a) of Appendix A
     "CERTIFICATED NOTES LEGEND"                    Section 1.1(a) of Appendix A
     "CHANGE OF CONTROL OFFER"                                       Section 414
     "CHANGE OF CONTROL PAYMENT DATE"                                Section 414
     "CLEARSTREAM"                                  Section 1.1(a) of Appendix A
     "COVENANT DEFEASANCE"                                          Section 1203
     "CUSTODIAN"                                                     Section 601
     "DEFAULTED INTEREST"                                            Section 307
     "DEFEASED NOTES"                                               Section 1201
     "DEPOSITORY"                                   Section 1.1(a) of Appendix A
     "DOLLARS"                                                       Section 103
     "EUROCLEAR"                                    Section 1.1(a) of Appendix A
     "EVENT OF DEFAULT"                                              Section 601
     "EXCESS PROCEEDS"                                               Section 410
     "EXPIRATION DATE"                                               Section 108
     "GLOBAL NOTE"                                  Section 2.1(b) of Appendix A
     "GLOBAL NOTES"                                 Section 2.1(b) of Appendix A
     "GLOBAL NOTES LEGEND"                          Section 1.1(a) of Appendix A
     "GUARANTEED OBLIGATIONS"                                       Section 1301
     "INCUR"                                                         Section 406
     "INITIAL LIEN"                                                  Section 412
     "INITIAL PURCHASERS"                           Section 1.1(a) of Appendix A
     "ISSUE"                                                         Section 406
     "LEGAL DEFEASANCE"                                             Section 1202
     "NONPAYMENT DEFAULT"                                           Section 1403
     "NON-U.S. PERSON"                              Section 1.1(a) of Appendix A
     "NOTE REGISTER"                                                 Section 305
     "NOTES CUSTODIAN"                              Section 1.1(a) of Appendix A
     "NOTICE OF ACCELERATION"                                        Section 602
     "NOTICE OF DEFAULT"                                             Section 601
     "PARTICIPANTS"                                 Section 2.1(c) of Appendix A
     "PAYMENT BLOCKAGE PERIOD"                                      Section 1403
     "PAYMENT DEFAULT"                                               Section 601
     "PERMANENT REGULATION S GLOBAL NOTE"           Section 2.1(b) of Appendix A
     "PERMITTED DEBT"                                                Section 406
     "PRIVATE EXCHANGE"                             Section 1.1(a) of Appendix A

     "PRIVATE EXCHANGE NOTES"                       Section 1.1(a) of Appendix A
     "PRIVATE PLACEMENT LEGEND"                     Section 1.1(a) of Appendix A
     "PURCHASE AGREEMENT"                           Section 1.1(a) of Appendix A
     "QIB"                                          Section 1.1(a) of Appendix A
     "REGISTERED EXCHANGE OFFER"                    Section 1.1(a) of Appendix A
     "REGISTRAR"                                                     Section 305
     "REGULAR RECORD DATE"                                           Section 301
     "REGULATION S GLOBAL NOTE"                     Section 2.1(b) of Appendix A
     "REGULATION S NOTES"                           Section 1.1(a) of Appendix A
     "RESALE RESTRICTION TERMINATION DATE"          Section 1.1(a) of Appendix A
     "RESTRICTED PAYMENT"                                            Section 408
     "RESTRICTED PERIOD"                            Section 1.1(a) of Appendix A
     "RESTRICTED SECURITY"                          Section 1.1(a) of Appendix A
     "RULE 144"                                     Section 1.1(a) of Appendix A
     "RULE 144A"                                    Section 1.1(a) of Appendix A
     "RULE 144A GLOBAL NOTES"                       Section 2.1(b) of Appendix A
     "RULE 144A NOTES"                              Section 1.1(a) of Appendix A
     "RULE 501"                                     Section 1.1(a) of Appendix A
     "SHELF REGISTRATION STATEMENT"                 Section 1.1(a) of Appendix A
     "SUCCESSOR COMPANY"                                             Section 501
     "TEMPORARY REGULATION S GLOBAL NOTE"           Section 2.1(b) of Appendix A

     Section 103. RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

          (2)  "OR" is not exclusive;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) all references to "$" or "DOLLARS" shall refer to the lawful currency of the United States of America;

          (6) the words "INCLUDE," "INCLUDED" and "INCLUDING" as used herein shall be deemed in each case to be followed by the phrase "WITHOUT LIMITATION," if not expressly followed by such phrase or the phrase "BUT NOT LIMITED TO";

          (7) words in the singular include the plural, and words in the plural include the singular;

          (8) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

          (9) any reference to a Section or Article refers to such Section or Article of this Indenture.

     Section 104. INCORPORATION BY REFERENCE OF TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the indenture securities means the Company and any other obligor on the Notes.

     Section 105. CONFLICT WITH TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and to govern this Indenture, the provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed
(i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

     Section 106. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company or by any other obligor (including any Subsidiary Guarantor) upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company, such Subsidiary Guarantor or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with; together with, if applicable, such other certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officers' Certificates, if to be given by one or more Officers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in SECTION 405) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 107. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of one or more Officers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless any such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 108. ACTS OF HOLDERS; RECORD DATES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to SECTION 701) conclusive in favor of the Trustee, the Company, any Subsidiary Guarantor and any other obligor upon the Notes, if made in the manner provided in this SECTION 108.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c)    The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company, any Subsidiary Guarantor or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

     (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, PROVIDED that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in subclause
(e)(ii) of this SECTION 108. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
SECTION 110.

     (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in SECTION 602, (iii) any request to institute proceedings referred to in SECTION 607(2) or (iv) any direction referred to in SECTION 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph

(whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in
SECTION 110.

     (iii) With respect to any record date set pursuant to this SECTION 108, the party hereto that sets such record date may designate any day as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; PROVIDED that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this
SECTION 108(e) in writing, and to each Holder of Notes in the manner set forth in SECTION 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 120th day after the applicable record date.

     (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 109. NOTICES, ETC., TO THE TRUSTEE, THE COMPANY AND ANY SUBSIDIARY GUARANTOR. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

            (1) the Trustee by any Holder, the Company, any Subsidiary Guarantor or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee, or delivered in person, by overnight courier, or via facsimile, with original to follow, to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration (Facsimile: (212) 896-7299) or at any other address furnished in writing to the Company by the Trustee, or

            (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered in person, by overnight courier or via facsimile, with original to follow, to the Company or such Subsidiary Guarantor at IESI Corporation, 6125 Airport Freeway, Suite 202, Haltom City, TX, 76117, Attention of Chief Executive Officer (telephone:
     (817) 314-5800; facsimile: (817) 314-5238) with a copy to IESI Corporation, 2 Commerce Street, 2nd Floor, Bayonne, NJ 07002, Attention of General Counsel (Telephone: (201) 437-5200; facsimile: (201) 437-5300) or at any other address furnished in writing to the Trustee by the Company.

     Section 110. NOTICES TO HOLDERS; WAIVER. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 111. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 112. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, whether so expressed or not.

     Section 113. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 114. BENEFIT OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in ARTICLE 14.

     Section 115. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, THE SUBSIDIARY GUARANTORS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     EACH OF THE COMPANY, THE TRUSTEE, THE SUBSIDIARY GUARANTORS AND ANY OTHER OBLIGOR IN RESPECT OF THE NOTES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 116. LEGAL HOLIDAYS. In any case where any Interest Payment Date, any date fixed for redemption pursuant to ARTICLE 10, or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity and no interest shall accrue for the intervening period.

     Section 117. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 118. APPENDIX, EXHIBITS AND SCHEDULES. Appendix A and all exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 119. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 120. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Subsidiary Guarantors or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                    ARTICLE 2

                                   NOTE FORMS

     Section 201. FORMS GENERALLY. Provisions relating to the Notes are set forth in APPENDIX A, which Appendix is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this ARTICLE 2 and EXHIBIT A annexed hereto, which Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depository rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution. The terms of the Notes set forth in EXHIBIT A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Any definitive Notes issued in certificated form shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Section 202. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes described in the within-mentioned Indenture.


                                                                             ,
                                          as Trustee


                                          By:
                                              Authorized Signatory

Dated:

     If an appointment of an Authenticating Agent is made pursuant to SECTION 714, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes described in the within-mentioned Indenture.


                                                                             ,
                                          as Trustee


                                          By:                                ,
                                              As Authenticating Agent


                                          By:
                                              Authorized Officer

Dated:

                                    ARTICLE 3

                                    THE NOTES

     Section 301. TITLE AND TERMS. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in SECTION 406 and except as may be limited by applicable law. The Initial Notes will be issued in an aggregate principal amount of $150,000,000. All of the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) shall vote as a class with the other Notes and otherwise be treated as Notes for purposes of this Indenture.

     The Notes shall be known and designated as the "10 1/4% Senior Subordinated Notes due 2012" of the Company. The final Stated Maturity of the Notes shall be June 15, 2012. Interest on the Outstanding principal amount of Notes will accrue at the rate of 10 1/4% per annum and will be payable semi-annually in arrears on June 15 and December 15 in each year, commencing on December 15, 2002, to holders of record on the immediately preceding June 1 and December 1, respectively (each such June 1 and

December 1, a "REGULAR RECORD DATE"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; PROVIDED that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

     If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York (the "PLACE OF PAYMENT") unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the Note Register.

     The Notes shall be redeemable as provided in ARTICLE 10. The Notes will not be entitled to the benefit of a sinking fund.

     At the election of the Company, all obligations of the Company and any and all Subsidiary Guarantors with respect to the Outstanding Notes or certain obligations and covenants and certain Events of Default thereunder may be defeased as provided in ARTICLE 12.

     The Notes are entitled to the benefits of the Guarantees by each Subsidiary Guarantor as provided in ARTICLE 13.

     The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in ARTICLE 14.

     Section 302. DENOMINATIONS. The Notes shall be (i) initially issued in registered, global form without coupons and (ii) issued only in denominations of $1,000 and any integral multiple thereof.

     Section 303. EXECUTION, AUTHENTICATION AND DELIVERY AND DATING. The Notes shall be executed on behalf of the Company by its chairman of the Board of Directors, its chief executive officer, its president, its chief financial officer or one of its executive vice presidents or senior vice presidents, in each case, attested by its secretary or one of its assistant secretaries. The signature of such Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000, (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through
(iii) above, upon a written order of the Company in the form of an Officers' Certificate of the Company (an "AUTHENTICATION ORDER"). Such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Certificated Notes and such other information as the Company may include or the Trustee may reasonably request.

     All Notes shall be dated the date of their authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 304. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may prepare and execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Officers executing such temporary Notes consider appropriate for temporary Notes, as evidenced by their execution of such temporary Notes and as may be reasonably acceptable to the Trustee. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

     Section 305. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Registrar without prior notice to the Holders, and the Company or any of its Domestic Subsidiaries may act as Registrar, in which event the Note Register may be kept at an office of the Company or any such Domestic Subsidiary.

     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

     Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

     All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this SECTION 305, other than exchanges not involving any transfer.

     The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under SECTION 1004 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

     Section 306. MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this SECTION 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this SECTION 306 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

     The provisions of this SECTION 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 307. PAYMENT OF INTEREST RIGHTS PRESERVED. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in SECTION 301.

     Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, as provided in clause (1) or clause (2) (as the Company may elect) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this SECTION 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other

Note.

     Section 308. PERSONS DEEMED OWNERS. The Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to SECTION 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor any other obligor upon the Notes, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

     Section 309. CANCELLATION. All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this SECTION 309, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's customary procedures (subject to the record retention requirements of the Exchange Act), and the Trustee shall deliver to the Company a certificate of a Responsible Officer of the Trustee as to such cancellation, unless the Company directs the Trustee to deliver cancelled Notes to the Company.

     Section 310. COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 311. CUSIP AND ISIN NUMBERS. The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in CUSIP and ISIN numbers.

     Section 312. PAYMENT OF ADDITIONAL INTEREST.

     (a) Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

     (b) Under certain circumstances the Company may be obligated to pay certain

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additional amounts of interest to the Holders of certain Initial Additional
Notes, as may be more particularly set forth in such Initial Additional Notes.

                                    ARTICLE 4

                                    COVENANTS

     Section 401. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. By 10:00 A.M., Eastern time, on each due date, the Company shall deposit with the Paying Agent in immediately available funds the amount necessary to make payments of principal, premium and interest due on the Notes.

     Section 402. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or agency of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

     Section 403. MONEY FOR PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, it will, on or before 10:00 A.M. of each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have more than one Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with the Paying Agent a sum in same day funds sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure

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so to act.

     The Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this SECTION 403, that such Paying Agent will:

            (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any Subsidiary Guarantor or other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and the TIA relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceeding relative to the Company or any other obligor, including each Subsidiary Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general

                                       55
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creditor, look only to the Company for payment thereof, and all liability of the
Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

     Section 404. REPORTS.

     (a) Whether or not required by the Commission, so long as any Notes are Outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K as if the Company were required to file such reports.

     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (c) In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses
(a)(1) and (a)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing, and only commencing after the effectiveness of any registration statement of the Company) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors shall,

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for so long as any Notes remain Outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 405. COMPLIANCE CERTIFICATE.

     (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of its fiscal year (or earlier if required by applicable law, rule or regulation), an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) Promptly upon any Officer becoming aware of any Default or Event of Default, but in any event within three days of such occurrence, the Company shall deliver to the Trustee a statement in the form of an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 406. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or

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indirectly liable, contingently or otherwise, with respect to (collectively,
"INCUR" or "ISSUE") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

            (1) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness under Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities incurred under this clause (1) after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) does not exceed an amount equal to $240.0 million LESS (A) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to SECTION 410, LESS (B) the then outstanding principal amount of Indebtedness arising under any Receivables Program that was incurred pursuant to clause (13) of this paragraph;

            (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

            (3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees (other than Additional Notes and the Subsidiary Guarantees in respect thereof);

            (4) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including the deferred purchase price of property or related royalty payment obligations and including notes payable to sellers), in each

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     case, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or this clause (5) of this paragraph;

            (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                  (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and

                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

            (7) the incurrence by the Company for bona fide hedging purposes of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (b) prices of paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or (c) fuel requirements of the Company and its Restricted Subsidiaries;

            (8) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

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            (9)   the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15.0 million;

            (10) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; PROVIDED, that, in each such case the amount thereof is included in Fixed Charges of the Company as accrued;

            (11) obligations in the ordinary course of business in respect of performance, bid and surety bonds and completion Guarantees provided by the Company or any Restricted Subsidiary of the Company or with respect to closure, final-closure and post-closure liabilities related to the Company's landfills;

            (12) Indebtedness incurred by a Restricted Subsidiary that is a Foreign Subsidiary in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed the Borrowing Base of such Restricted Subsidiary;

            (13) Indebtedness incurred by a Receivables Subsidiary pursuant to a Receivables Program; PROVIDED, HOWEVER, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13), plus any Indebtedness incurred pursuant to clause (1) of this paragraph and outstanding on the date of such incurrence, does not exceed $240.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to SECTION 410.

     For purposes of determining compliance with this SECTION 406, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of the above clauses. In addition, the Company will be entitled to divide and classify an item of Indebtedness under two or more of the clauses set forth above.

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     Section 407. LIMITATION ON SENIOR SUBORDINATED DEBT. The Company will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness merely because it is not so Guaranteed.

     Section 408. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment at the Stated Maturity thereof; or

            (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "RESTRICTED PAYMENTS"),

     unless, at the time of and after giving effect to such Restricted Payment:

            (1)   no Default or Event of Default shall have occurred and be

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     continuing or would occur as a consequence thereof; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     SECTION 406; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of

                  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus

                  (d) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided in the last paragraph of this covenant), not to exceed in the case

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            of any such Unrestricted Subsidiary the aggregate amount of
            Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of the Indenture.

     So long as (with respect to clauses (1), (4), (5), (6), (7) and (8)) no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this covenant;

            (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, or capital contribution (other than from a Subsidiary of the Company) to, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee, former employee, director, former director or other members of management of the Company of any of its Subsidiaries (or permitted transferees of such persons) pursuant to any stock option or management agreement or plan pursuant to or in connection with which such Equity Interests were granted; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period;

            (6) (a) cash paid in lieu of fractional Equity Interests in an aggregate amount not to exceed $50,000; and

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                  (b) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof or tax payment with respect thereto;

            (7) the declaration and payment of dividends and distributions in the form of additional shares of the same class or series of Disqualified Stock of the Company to holders of any such class or series of Disqualified Stock issued or incurred in accordance with SECTION 406; PROVIDED that the dividends and distributions on such Disqualified Stock are included in the determination of the Fixed Charges used in computing compliance with such covenant; or

            (8) other Restricted Payments not to exceed $5 million in the aggregate since the date of the Indenture.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) (net of liabilities) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company whose determination shall be conclusive and shall be evidenced by a Board resolution with respect thereto, a copy of which shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this SECTION 408 were computed, together with a copy of any fairness opinion or appraisal to the extent required by the Indenture. If a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the preceding two paragraphs, the Company may order and classify such Restricted Payment at the time such Restricted Payment is made. In addition, the Company will be entitled to divide and classify a Restricted Payment under two or more of the classifications set forth above.

     Section 409. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any

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     other interest or participation in, or measured by, its profits, or pay any
     Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1) any agreement or instrument as in effect at or entered into on the date of the Indenture (including the Credit Agreement, the Indenture, the Subsidiary Guarantees and the Notes);

            (2) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of an agreement or instrument referred to in clause (1), this clause (2) or clause (4) of this paragraph, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement or instrument, as in effect on the date of the Indenture;

            (3) applicable law, rule, regulation, or order of governmental authority;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

            (5) customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business;

            (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

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            (7)   any agreement for the sale or other disposition of a
     Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

            (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 412 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

            (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (12) with respect to a Receivables Subsidiary, encumbrances or restrictions imposed pursuant to a Receivables Program of such Receivables Subsidiary; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger at the time of entering in such Receivables Program in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof.

     Section 410. ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

            (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                  (a)   any liabilities (as shown on the Company's or such

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            Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities) that are assumed by another party and from which the Company and all of its Restricted Subsidiaries are released from further liability; and

                  (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

            (1) to repay Senior Indebtedness and, if the Senior Indebtedness repaid is Revolving Credit Indebtedness, correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or to acquire Equity Interests constituting a minority interest in a Person that at such time is a Restricted Subsidiary;

            (3)   to make a capital expenditure; or

            (4) to acquire other property, plant, equipment or other non-current assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to purchase (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. In an Asset Sale Offer, the Company shall offer to repurchase such Notes and such Pari Passu Indebtedness in cash at a price equal to 100% of the principal amount plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days following the date on which the Company becomes obligated

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to make an Asset Sale Offer pursuant to this SECTION 410, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and stating (1) that the Asset Sale Offer is being made pursuant to this SECTION 410 and (2) the purchase price and purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "ASSET SALE PAYMENT DATE"), and containing the other provisions required by SECTION 1005. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this SECTION 410, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this SECTION 410 by virtue of such conflict.

     (b) By 12:00 p.m. Eastern Time on the Asset Sale Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; PROVIDED, however, that if the aggregate principal amount of such Notes and such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amounts of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis;

            (2) deposit with the Paying Agent an amount equal to the purchase price in respect of all Notes and Pari Passu Indebtedness or portions thereof to be so purchased; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder of Notes accepted for such purchase the Asset Sale Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

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     Section 411. LIMITATION ON AFFILIATE TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2)   the Company delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

            (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

            (2) transactions between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries;

            (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

            (4) Restricted Payments that are permitted by SECTION 408 of this Indenture;

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            (5)   the issuance and sale of Equity Interests (other than
     Disqualified Stock); and

            (6)   any Receivables Program of the Company or a Restricted
     Subsidiary.

     Section 412. LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) securing Pari Passu Indebtedness or Subordinated Indebtedness on any asset now owned or hereafter acquired (the "INITIAL LIEN"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee by such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Guarantee of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     Section 413. ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture (other than an Unrestricted Subsidiary so designated in compliance with this Indenture), then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired or created. The foregoing requirement shall not apply to any Receivables Entity.

     Section 414. PURCHASE OF NOTES UPON A CHANGE IN CONTROL. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer. In a "CHANGE OF CONTROL OFFER," the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating (1) that the Change of Control Offer is being made pursuant to this SECTION 414 and that all Notes tendered will be accepted for payment and
(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), and containing the other provisions required by
SECTION 1005. The Company shall comply

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with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this SECTION 414, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue of its compliance with such securities laws or regulations.

     (b) By 12:00 p.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this SECTION 414, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this SECTION 414. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this SECTION 414, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
SECTION 414 and SECTION 1005 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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     Section 415. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN
WHOLLY OWNED RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

            (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

            (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with SECTION 410.

     In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

     Section 416. LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

     Section 417. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

            (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of SECTION 406;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with SECTION 410.

     Section 418. LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or a Subsidiary

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Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness (to the same extent as the Notes are senior to or pari passu with such other Indebtedness), unless such other Indebtedness is Senior Indebtedness, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Indebtedness to the same extent as the Notes are subordinated to such Senior Indebtedness.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in SECTION 1303.

     Section 419. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of SECTION 408 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation as determined by the Board of Directors in good faith. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

     Section 420. CORPORATE EXISTENCE. Subject to the other provisions of this
ARTICLE 4, ARTICLE 5 and ARTICLE 13, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders, and provided, further, the Company may merge in accordance with SECTION 501.

     Section 421. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes,

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assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies, that, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP.

     Section 422. FURTHER INSTRUMENTS AND ACTS. Upon the request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

     Section 501. WHEN THE COMPANY MAY MERGE, ETC. The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person; unless:

            (1) either: (a) the Company is the surviving corporation; or (b) the Person (the "SUCCESSOR COMPANY") formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the obligations of the Company under the Notes, this Indenture and the applicable Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction no Default or Event of Default shall

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     have occurred and be continuing;

            (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing

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     transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of SECTION 406;

            (5) each Subsidiary Guarantor shall have delivered a supplemental indenture in form satisfactory to the Trustee, confirming that its Subsidiary Guarantee shall apply to the Successor Company's obligations in respect of this Indenture and the Notes and its obligations under the applicable Registration Rights Agreement shall continue to be in effect; and

            (6) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, lease, transfer or other transaction and each such supplemental indenture complies with this Indenture.

     In addition, neither the Company nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person except that a Restricted Subsidiary may lease all or substantially all of its properties or assets in compliance with SECTION 410. This SECTION 501 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

     Section 502. SUCCESSOR COMPANY SUBSTITUTED. Upon any transaction involving the Company in accordance with SECTION 501, in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture or the Notes with the same effect as if such successor had been named as the Company herein and therein.

                                    ARTICLE 6

                           EVENTS OF DEFAULT; REMEDIES

     Section 601. EVENTS OF DEFAULT. Each of the following is an Event of Default, regardless of whether it is voluntary or involuntary or effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

            (1) the Company defaults in any payment of interest or additional interest (as

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     required by any Registration Rights Agreement) on any Note when due or payable, and such default continues for 30 days, whether or not such payment is prohibited by ARTICLE 14;

            (2) the Company defaults in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by ARTICLE 14;

            (3)   the Company or any of its Subsidiaries fails to comply with
     SECTION 410, 414 or 501 of this Indenture;

            (4) the Company or any Restricted Subsidiary fails to comply with any of its other covenants or agreements in this Indenture or under the Notes (in each case, other than a failure or breach that constitutes a Default or an Event of Default governed by clause (1), (2) or (3) above) and such failure or breach continues for 60 days after the Notice of Default specified below;

            (5) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                  (b) results in the acceleration of such Indebtedness prior to its maturity;

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

            (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

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            (7)   except as permitted by this Indenture, any Subsidiary
     Guarantee of any Subsidiary Guarantor shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under this Indenture or its Subsidiary Guarantee;

            (8) the Company or any of its Restricted Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                  (A)   commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

                  (E) admits in writing its inability to pay its debts as they become due; or

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of their property; or

                  (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

     or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

     The term "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE, or any similar Federal, state or foreign law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

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     Notwithstanding the foregoing, a Default under clause (4) of this SECTION
601 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the Outstanding Notes notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified in such clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

     The Company shall promptly (and in any event within three days of the occurrence thereof) deliver to the Trustee, written notice in the form of an Officers' Certificate of any Default or Event of Default under clause (3), (4),
(5), (6), (7), (8) or (9) of this SECTION 601, which notice shall contain the status thereof and a description of the action the Company is taking or proposes to take with respect thereof.

     Section 602. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of SECTION 601) occurs and is continuing, either the Trustee by notice to the Company, or the Holders of 25% in aggregate principal amount of the Outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may, and the Trustee at the request of the Holders of 25% in aggregate principal amount of the Outstanding Notes shall, declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in clause (8) or (9) of SECTION 601 with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, the principal of, premium, if any, and any accrued interest on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this ARTICLE 6, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (A) all overdue installments of interest on all Outstanding Notes;

                  (B) the principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration

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            and interest thereon at the rate borne by the Notes;

                  (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes; and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

            (2) all Events of Default, other than the non-payment of the principal of (or premium, if any, on) or interest on Notes which have become due solely by such acceleration, have been cured or waived as provided in SECTION 613.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 603. OTHER REMEDIES; COLLECTION SUIT BY TRUSTEE. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this SECTION 603 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Company and each Subsidiary Guarantor covenant that if an Event of Default specified in SECTION 601(1) or 601(2) occurs and is continuing, the Company and such Subsidiary Guarantor will, upon demand of the Trustee, pay to the Trustee, for the benefit of Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon overdue principal (and premium, if any) and, to the extent lawful, interest upon overdue installments of interest, and the amounts provided for in SECTION 707.

     If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

     Section 604. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders

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allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, their creditors or their property and, unless prohibited by law or applicable regulations, is authorized to vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under SECTION 707. The Trustee may take any other action with respect to such claims, including participating as a member of any official committee of creditors appointed in the matters as it deems necessary or advisable.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 605. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

     Section 606. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this ARTICLE 6 or otherwise on behalf of the Holders or the Trustee pursuant to this ARTICLE 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

  1  : to the payment of all amounts due the Trustee under SECTION 707;

  2 : to holders of Senior Indebtedness to the extent required by ARTICLE 14 and SECTION 1305;

  3 : to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any

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     kind, according to the amounts due and payable on such Notes for principal
     (and premium, if any) and interest, respectively; and

  4  : to the Company.

     Section 607. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

            (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

            (3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

     Section 608. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and (subject to SECTION 307) all interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note (or, in the case of redemption or repurchase, on the redemption date or repurchase date, as the case may be) and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates (or, in the case of redemption or repurchase, on or after such respective redemption date of repurchase date, as the case may
be), and such rights shall not be impaired without the consent of such Holder.

     Section 609. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such

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proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 610. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of SECTION 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 611. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 612. CONTROL BY HOLDERS. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, PROVIDED, that:

            (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to SECTION 701, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against

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all losses and expenses caused by taking or not taking such action. This Section
612 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 613. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past or existing Default and its consequences, except a Default

            (1) in the payment of the principal of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

            (2) in respect of a covenant or other provision hereof that pursuant to the second paragraph of SECTION 902 cannot be modified or amended without the consent of each Holder affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any Subsidiary Guarantor, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this SECTION 613 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 614. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This SECTION 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

     Section 615. WAIVER OF STAY, EXTENSION OR USURY LAWS. Each of the Company and each

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Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and each of the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                   THE TRUSTEE

     Section 701. CERTAIN DUTIES AND RESPONSIBILITIES.

     (a)    Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent individual would exercise or use under the circumstances in the conduct of such individual's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (a) of this SECTION 701; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in

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ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 612.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
SECTION 701 and SECTION 703 hereof and to the provisions of the TIA.

     Section 702. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and for so long as the Board of Directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     Section 703. CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of
SECTION 701:

            (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's Board of Directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an

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     Officers' Certificate;

            (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (8) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

            (9) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (10) the Trustee shall not be deemed to have notice of any Default or Event of Default (except for Defaults pursuant to SECTION 601(1) or 601(2)) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

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            (11)  the rights, privileges, protection, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

            (12) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 704. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, any Subsidiary Guarantor and any other obligor upon the Notes in connection with the registration of any Notes and any Subsidiary Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 705. MAY HOLD NOTES. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to
SECTION 708 and SECTION 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

     Section 706. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     Section 707. COMPENSATION AND REIMBURSEMENT. The Company agrees:

            (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any

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     provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including taxes (other than taxes based on, measured by or determined by the income of the Trustee)) incurred without negligence, willful misconduct or bad faith on the Trustee's part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this SECTION 707, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in SECTION 601(8) or SECTION 601(9), the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

     Section 708. CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest within 90 days, apply to the Commission for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

     Section 709. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be one and only

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one Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this SECTION 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 709, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 7.

     Section 710. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of SECTION 711.

     The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
SECTION 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by
SECTION 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time:

            (1) the Trustee shall fail to comply with SECTION 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under SECTION 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (A) the Company by a board resolution may remove the Trustee,

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

or (B) subject to SECTION 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company by a Board of Directors' resolution shall promptly appoint a successor Trustee and shall comply with the applicable requirements of SECTION 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of SECTION 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by SECTION 711, then, subject to SECTION 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in SECTION 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 711. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this SECTION 711, the Company's obligations under SECTION 707 shall continue for the benefit of the retiring Trustee with regard to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under the Indenture.

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

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE 7.

     Section 712. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this ARTICLE 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 713. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. If and when the Trustee shall be or become a creditor of the Company (or any Subsidiary Guarantor or other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or such Subsidiary Guarantor or such other obligor).

     Section 714. APPOINTMENT OF AUTHENTICATING AGENT. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this SECTION 714, the combined capital and surplus of such Authenticating

Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this SECTION 714, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in SECTION 110 to all Holders of the Notes. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                                    ARTICLE 8

                          HOLDERS' LISTS AND REPORTS BY
                           THE TRUSTEE AND THE COMPANY

     Section 801. THE COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Trustee

            (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this SECTION 801.

     Section 802. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in SECTION 801 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, any Subsidiary Guarantor, any other obligor upon the Notes or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in
SECTION 801 upon receipt of a new list so furnished.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     Section 803. REPORTS BY TRUSTEE. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of any Notes under this Indenture, deliver to each Holder a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee within five Business Days when any Notes are listed on any stock exchange and of any delisting thereof.

                                    ARTICLE 9

                         AMENDMENT, SUPPLEMENT OR WAIVER

     Section 901. WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, any Subsidiary Guarantor (as applicable), when authorized by their respective board resolutions, and the Trustee may amend or supplement this Indenture, for any of the following purposes:

            (1)   to cure any ambiguity, omission, defect or inconsistency,

            (2) to evidence the succession of another Person to the Company, any Subsidiary Guarantor or any other obligor upon the Notes, and to provide for the assumption by such a successor of the obligations of the Company or any Subsidiary Guarantor or any other obligor upon the Notes under this Indenture,

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes, PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of SECTION 163(f) of the Code or in a manner such that the uncertificated Notes are described in SECTION 163(f)(2)(B) of the Code,

            (4) to add Guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes,

            (5) to add to the covenants of the Company or any Subsidiary Guarantors for the benefit of the Noteholders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor,

            (6) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

            (7) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA or otherwise.

     Section 902. WITH CONSENT OF HOLDERS. Subject to SECTION 608, the Company, any Subsidiary Guarantor (as applicable), when authorized by their respective board resolutions, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) may, subject to
SECTION 613, waive any past or existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

     Notwithstanding the provisions of this SECTION 902, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to SECTION 613, may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Note;

            (3) reduce the principal of or extend the Stated Maturity of any Note;

            (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to SECTION 1001;

            (5) make any Note payable in money other than that stated in the Note;

            (6) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

            (7)   make any change in the amendment provisions described in this
     SECTION 902 or the waiver provisions described in SECTION 613;

            (8) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;

            (9) make any change in any Subsidiary Guarantee that would adversely affect the Holders of the Notes.

     Notwithstanding SECTION 901 and the foregoing provisions of this SECTION 902, no amendment to ARTICLE 14 or SECTION 1305, respectively, or the definitions relating thereto that adversely affects the rights of any Holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding may be made unless the holders of such Senior Indebtedness (or their Representative) consent in writing to such amendment.

     It shall not be necessary for the consent of the Holders under this SECTION 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under SECTION 901 or this SECTION 902 becomes effective, the Company shall mail to the Holders of the Notes with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice to all Holders of the Notes, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

     Section 903. EXECUTION OF AMENDMENTS, SUPPLEMENTS OR WAIVERS. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
ARTICLE 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     Section 904. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this SECTION 904, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in SECTION 108.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of SECTION 902. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

     Section 905. CONFORMITY WITH TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     Section 906. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                   ARTICLE 10

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

                               REDEMPTION OF NOTES

     Section 1001. RIGHT OF REDEMPTION.

     (a) Except as set forth in paragraph (b) below, the Company shall not have the option to redeem any Notes prior to June 15, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to SECTION 307 and the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

     YEAR                                               REDEMPTION
                                                          PRICE
     2007                                                105.125%
     2008                                                103.417%
     2009                                                101.708%
     2010 and thereafter                                 100.000%

     (b) Notwithstanding the foregoing, at any time prior to June 15, 2005, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, if any, to the redemption date (subject to SECTION 307 and the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     Section 1002. APPLICABILITY OF ARTICLE. Redemption of Notes as permitted by
SECTION 1001 shall be made in accordance with this ARTICLE 10.

     Section 1003. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Notes shall be evidenced by a Company Order and an Officers' Certificate to the effect that such redemption will comply with the conditions herein. In case of any redemption at the election of the Company of all or less than all of the Notes, the Company shall, not less than 45 days but not more than 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and, if less than all the Notes are to be redeemed, the principal amount of Notes to be redeemed.

     Section 1004. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED. In the case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days and not less than 30 days prior to the redemption date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

     The Company shall certify to the Trustee, from time to time, if the Notes are listed on a national securities exchange and absent receipt of any such certification from the Company, the Trustee shall be entitled to assume in good faith that the Notes are not listed on a national securities exchange.

     Section 1005. NOTICE OF REDEMPTION. Notice of redemption or purchase as provided in SECTION 1001 shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

     Any such notice shall state:

            (1)   the redemption date

            (2)   the redemption price

            (3) if less than all Outstanding Notes are to be redeemed, the identification of the Notes to be redeemed

            (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon the surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note

            (5) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed

            (6) that on the redemption date the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date

            (7) the place or places where such Notes are to be surrendered for payment of the Redemption Price, and

            (8) the CUSIP, the ISIN and other security identification numbers, if any, subject to SECTION 311 hereof.

     Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 1006. DEPOSIT OF REDEMPTION PRICE. At or prior to 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in SECTION 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

     Section 1007. NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as provided in this ARTICLE 10, the Notes to be so redeemed shall, on the redemption date, become due and payable at the redemption price herein specified and from and after such date (unless Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the redemption date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of SECTION 307.

     On and after any redemption date, if money sufficient to pay the redemption price of, and any accrued and unpaid interest on, Notes called for redemption shall have been made available in accordance with SECTION 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and subject to the last sentence of the preceding paragraph of this SECTION 1007, any accrued and unpaid interest on such Notes (or portions thereof) to the redemption date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Note (or portion thereof).

     Section 1008. NOTES REDEEMED IN PART. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

     Section 1101. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein, rights to payment and rights to replacement of mutilated, destroyed, lost or stolen Notes expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1)   either

                  (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in SECTION 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in SECTION 403) have been delivered to the Trustee cancelled or for cancellation; or

                  (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation have become due and payable;

            (2) the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for that purpose an amount in United States dollars, non-callable Government Securities, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

            (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums then payable hereunder by the Company or any Subsidiary Guarantor; and

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this SECTION 1101 relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under SECTION 707 and, if money shall have been deposited with the Trustee pursuant to clause (2) of this SECTION 1101, the obligations of the Trustee under SECTION 1102, shall survive.

     Section 1102. APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of SECTION 403, all money deposited with the Trustee pursuant to
SECTION 1101 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12

                        DEFEASANCE OR COVENANT DEFEASANCE

     Section 1201. THE COMPANY'S OPTION TO ELECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The

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Company may, at its option, at any time, elect to have discharged the obligations of the Company with respect to the Outstanding Notes and to have terminated the obligations of any or all Subsidiary Guarantors with respect to the Subsidiary Guarantees, as the case may be, in each case and to the extent as set forth in this ARTICLE 12, and elect to have either SECTION 1202 or SECTION 1203 be applied to all of the Outstanding Notes (the "DEFEASED NOTES"), at any time upon compliance with the conditions set forth in SECTION 1204.

     Section 1202. LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under SECTION 1201 of the option applicable to this SECTION 1202, the Company and each of the Subsidiary Guarantors shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in SECTION 1204 below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company and each of the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of
SECTION 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company and each of the Subsidiary Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:

     (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in SECTION 1204 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due,

     (b) the Company's obligations with respect to such Defeased Notes under SECTIONS 304, 305, 306, 402 and 403,

     (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee's rights under SECTION 707, and the Company's obligations in connection therewith and

     (d)    this ARTICLE 12.

     Subject to compliance with this ARTICLE 12, the Company may, at its option and at any time, exercise its option under this SECTION 1202 notwithstanding the prior exercise of its option under SECTION 1203 with respect to the Notes.

     Section 1203. COVENANT DEFEASANCE. Upon the Company's exercise under
SECTION 1201 of the option applicable to this SECTION 1203,

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     (a)    (i) the Company and each of the Subsidiary Guarantors shall be released from its respective obligations under any covenant or provision contained in SECTION 404 and SECTIONS 406 through 419 and (ii) the provisions of clauses (4) and (5) of SECTION 501 shall not apply, and

     (b) the occurrence of any event specified in any of the following clauses of SECTION 601 shall be deemed not to be or result in a default or an Event of
Default: (i) clause (3) (with respect to SECTIONS 410 and 414, and with respect to clauses (4) and (5) of SECTION 501), (ii) clause (4) (with respect to SECTION 404, 406, 407, 408, 409, 411, 412, 413, 415, 416, 417, 418 or 419 and with respect to any covenants provided pursuant to SECTION 901(5)) and (iii) clauses
(5), (6) and (7),

in each case under clause (a) or (b) above with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"). The Notes shall thereafter be deemed not to be Outstanding for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and each of the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

     Section 1204. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of either SECTION 1202 or
SECTION 1203 to the Outstanding Notes:

            (1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of an election under SECTION 1202 hereof, the Company shall

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     have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under SECTION 1203 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as SECTIONS 601(8) or 601(9) are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

            (7) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (8) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be

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     subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     From and after the time of any deposit pursuant to clause (1) of the first paragraph of this SECTION 1204, the money or Government Securities so deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the subordination provisions of ARTICLE 14 or SECTION 1304.

     Section 1205. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of the last paragraph of SECTION 403, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under ARTICLE 7, collectively and solely for purposes of this SECTION 1205 and SECTION 1412, the "TRUSTEE") pursuant to
SECTION 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to SECTION 1204 or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

     Anything in this ARTICLE 12 to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or Government Securities held by it as provided in SECTION 1204 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Subject to ARTICLE 7, the Trustee shall not incur any liability to any Person by relying on such opinion.

     Section 1206. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with SECTION 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company, the Subsidiary Guarantors and any other obligor upon the Notes under this Indenture, the Notes and any Subsidiary Guarantees shall be revived and reinstated as

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though no deposit had occurred pursuant to SECTION 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and Government Securities in accordance with SECTION 1202 or 1203, as the case may be; PROVIDED, HOWEVER, that if the Company, any Subsidiary
Guarantor or any other obligor upon the Notes makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, then the Company, any Subsidiary Guarantor and any other obligor upon the Notes shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.

     Section 1207. REPAYMENT TO THE COMPANY. The Trustee shall pay to the Company upon Company Request any money held by it in trust for the payment of principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                                   ARTICLE 13

                              SUBSIDIARY GUARANTEES

     Section 1301. SUBSIDIARY GUARANTEES GENERALLY.

     (a) SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor from time to time party hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal or premium (if any) of, or interest on, the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "GUARANTEED OBLIGATIONS"). Failing payment when due of any amount so guaranteed, each Subsidiary Guarantor will be obligated to pay or cause the payment of the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Holders to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Any term or provision of this Indenture notwithstanding, each Subsidiary Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent

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conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b)    Further Agreements of Subsidiary Guarantors.

            (i) Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in SECTION 1303) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and its Subsidiary Guarantee. Such Subsidiary Guarantee is a guarantee of payment and not of collection. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this ARTICLE 13 and ARTICLE 14, (1) the maturity of the obligations guaranteed by its Subsidiary Guarantee may be accelerated as and to the extent provided in ARTICLE 6 for the purposes of such Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (2) in the event of any acceleration of such obligations as provided in ARTICLE 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor in accordance with the terms of this SECTION 1301 for the purpose of such Subsidiary Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture.

            (ii) Until terminated in accordance with SECTION 1303, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any

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     payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     (c) Each Subsidiary Guarantor that makes a payment or distribution under any Subsidiary Guarantee shall have the right to seek contribution from the Company or any non-paying Subsidiary Guarantor that has also Guaranteed the Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

     (d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee and the waiver set forth in SECTION 1306 is knowingly made in contemplation of such benefits.

     (e) Each Subsidiary Guarantor also hereby agrees to pay any and all out-of-pocket expenses (including counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

     (f) Each Subsidiary Guarantor hereby agrees that its Guarantee of the Guaranteed Obligations shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, any set-off or counterclaim or other reduction whatsoever (whether for taxes or otherwise), or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     Section 1302. CONTINUING GUARANTEES. Each Subsidiary Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as provided in SECTION 1303, (ii) be binding upon such Subsidiary Guarantor and
(iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

     Section 1303. RELEASE OF SUBSIDIARY GUARANTEES. Notwithstanding the provisions of SECTION 1302 any Subsidiary Guarantee will be subject to termination and discharge under the circumstances described in this SECTION 1303:

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     (a)    Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect:

            (1) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the provisions of
     SECTION 410 hereof; or

            (2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of SECTION 415 hereof; or

            (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of SECTION 419 hereof;

and in each case, in compliance with the other provisions of the Indenture.

     Upon any such occurrence specified in this SECTION 1303, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.

     Section 1304. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
TERMS.

     A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person other than the Company or another Subsidiary Guarantor, unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2) (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation or limited liability company, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Subsidiary Guarantee and any Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

            (b) such sale or other disposition complies with SECTION 410, including

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

     the application of the Net Proceeds therefrom.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Subsidiary Guarantor, such successor Person shall succeed to and be substituted for a Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in ARTICLES 4 and 5 hereof, and notwithstanding clauses
(1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     Section 1305. AGREEMENT TO SUBORDINATE. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this ARTICLE 13 shall be junior and subordinated to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor (including Senior Indebtedness of the Subsidiary Guarantor incurred after the date of this Indenture) on the same basis as the Notes are junior and subordinated to the prior payment in full of all Senior Indebtedness of the Company as described in ARTICLE 14 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including ARTICLE 14 hereof.

     Section 1306. WAIVER OF SUBROGATION. Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes and this Indenture or such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim,

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remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

     Section 1307. NOTATION NOT REQUIRED. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any such release, termination or discharge thereof.

     Section 1308. SUCCESSORS AND ASSIGNS OF THE SUBSIDIARY GUARANTORS. All covenants and agreements in this Indenture by each Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

     Section 1309. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES. The Company shall cause each Subsidiary that is required to become a Subsidiary Guarantor pursuant to SECTION 413, to promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in EXHIBIT B to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this ARTICLE 13. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel from a firm of outside counsel in form and substance satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, whether considered in a proceeding at law or at equity such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

     Section 1310. NOTICES. Notice to any Subsidiary Guarantor shall be sufficient if addressed to such Subsidiary Guarantor in care of the Company at the address, and place and in the manner provided in SECTION 109.

                                   ARTICLE 14

                                  SUBORDINATION

     Section 1401. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a

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Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE 14, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. Only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.

     Section 1402. LIQUIDATION; DISSOLUTION; BANKRUPTCY. The holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness of the Company whether or not such interest is an allowed claim under applicable law) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust pursuant to ARTICLE 12 hereof), in the event of any distribution to creditors of the Company: (i) in a liquidation or dissolution of the Company; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of the Company's assets and liabilities.

     Section 1403. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS. The Company may not make any payment (or deposit) in respect of the Notes (except in Permitted Junior Securities or from the trust pursuant to ARTICLE 12 hereof):

     (a) In the event of and during the continuation beyond any applicable grace period of any default in the payment of principal of, interest or premium, if any, on any Designated Senior Indebtedness, or any Obligation owing from time to time under or in respect of Designated Senior Indebtedness; or

     (b) If any event of default other than as described in clause (a) above with respect to any Designated Senior Indebtedness shall have occurred and be continuing permitting the holders of such Designated Senior Indebtedness or the holders of any series thereof (or their Representative or Representatives) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (a "NONPAYMENT DEFAULT").

     Payments on the Notes may and shall be resumed:

            (1) in the case of a default specified in clause (a) of the preceding paragraph, upon the date on which such default is cured or waived in writing in accordance

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     with the instruments governing such designated Senior Indebtedness or such acceleration shall have been rescinded or annulled; and

            (2) in case of a Nonpayment Default specified in clause (b) of the preceding paragraph, during the period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Trustee receives written notice (a "PAYMENT BLOCKAGE NOTICE") of such default from the Company or a Representative of the holders of such Designated Senior Indebtedness (which notice shall be binding on the Company, the Trustee and the Holders of Notes as to the occurrence of such a Nonpayment Default) and ending upon the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness of the Company has been accelerated.

     No new Payment Blockage Notice may be delivered to the Company or the Trustee that would start a new Payment Blockage Period unless and until: 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice that started a Payment Blockage Period. No Nonpayment Default that existed or was continuing with respect to the Designated Senior Indebtedness on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 days.

     Section 1404. ACCELERATION OF SECURITIES. If payment of the Notes is accelerated because of an Event of Default or if an Event of Default on the Notes occurs, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     Section 1405. WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except in Permitted Junior Securities or from the trust pursuant to ARTICLE 12 hereof) at a time when such payment is prohibited by ARTICLE 14 hereof and the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by ARTICLE 14 hereof, such payment shall be held by the Trustee or such Holder, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

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     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this ARTICLE 14, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this ARTICLE 14, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     Section 1406. NOTICE BY THE COMPANY. The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this ARTICLE 14, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
ARTICLE 14.

     Section 1407. SUBROGATION. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Pari Passu Indebtedness) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this ARTICLE 14 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

     Section 1408. RELATIVE RIGHTS.

     This ARTICLE 14 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

     (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this ARTICLE 14 to pay principal of or interest on a

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Note on the due date, the failure is still a Default or Event of Default.

     Section 1409. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

     Section 1410. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Section 1411. RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this ARTICLE 14 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this ARTICLE 14. Only the Company or a Representative may give the notice. Nothing in this ARTICLE 14 shall impair the claims of, or payments to, the Trustee under or pursuant to SECTION 707 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any co-registrar and the Paying Agent may do the same with like rights.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to SECTION 707.

     Section 1412. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this ARTICLE 14, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 609 hereof at least 30 days before the expiration of the time to file such claim, the Representative of the lenders under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

     Section 1413. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in

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trust under ARTICLE 12 by the Trustee for the payment of principal of and premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this ARTICLE 14, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     Section 1414. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this ARTICLE 14, the Trustee and the Holders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in SECTION 1402 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this ARTICLE 14, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of SECTIONS 701 and 703 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this ARTICLE 14.

     Section 1415. NO SUSPENSION OF REMEDIES. Nothing contained in this ARTICLE 14 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Notes pursuant to ARTICLE 6 or to pursue any rights or remedies hereunder or under applicable law.

     Section 1416. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to own any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     IESI CORPORATION

                                     By:
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief Financial
                                                Officer and Treasurer

                                     IESI AR Corporation
                                     IESI AR Landfill Corporation
                                     IESI LA Corporation
                                     IESI LA Landfill Corporation
                                     IESI MO Corporation
                                     IESI NJ Corporation
                                     IESI NJ Recycling Corporation
                                     IESI NY Corporation
                                     IESI OK Corporation
                                     IESI PA Bethlehem Landfill Corporation
                                     IESI PA Blue Ridge Landfill Corporation
                                     IESI PA Corporation
                                     IESI TX Corporation
                                     IESI TX GP Corporation

                                     By:
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief Financial
                                                Officer and Treasurer

                                     IESI DE Corporation
                                     IESI DE LP Corporation

                                     By:
                                         Name:  Christopher V. Della Pietra
                                         Title: Vice President

                                     IESI TX Landfill LP

                                     By: IESI TX GP Corporation,
                                           its General Partner

                                     By:
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief Financial
                                                Officer and Treasurer

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

                                     THE BANK OF NEW YORK, as Trustee

                                     By:
                                         Name:
                                         Title:

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                                                                      APPENDIX A

                          PROVISIONS RELATING TO NOTES

     1.   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

          1.1   DEFINITIONS.

     For the purposes of this Appendix A the following terms shall have the meanings indicated below

     "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

     "CERTIFICATED NOTE" means a certificated Note bearing (i) the Certificated Notes Legend and (ii) the Private Placement Legend if the transfer of such Note is restricted by applicable law, but that does not bear the Global Notes Legend.

     "CERTIFICATED NOTES LEGEND" means the legend set forth in Section 2.2(e)(vi) herein.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

     "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

     "GLOBAL NOTES LEGEND" means the legend set forth in Section 2.2(e)(vii) herein.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "IAI NOTES" means all Initial Notes and any Additional Notes transferred to IAIs who are not QIBs in accordance with the provisions of the Notes and the Indenture and, in the case of any Initial Additional Notes offered and sold to IAIs pursuant to a Purchase Agreement, in accordance with such Purchase Agreement.

     "INITIAL PURCHASERS" means (1) with respect to the Initial Notes issued on the Issue Date, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Fleet

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Securities Inc. and J.P. Morgan Securities Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person, as defined in Regulation S.

     "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor Person thereto, who shall initially be the Trustee.

     "PRIVATE EXCHANGE" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

     "PRIVATE EXCHANGE NOTES" means any 10 1/4% Senior Subordinated Notes due 2012 of the Company issued in connection with a Private Exchange.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.2(e)(i) herein.

     "PURCHASE AGREEMENT" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated as of June 7, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Initial Additional Notes, the purchase agreement or underwriting agreement among the Company, and Subsidiary Guarantors party thereto and the persons purchasing such Initial Additional Notes.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

     "REGULATION S" means Regulation S under the Securities Act.

     "REGULATION S NOTES" means all Initial Notes and any Additional Notes offered and sold outside the United States in reliance on Regulation S.

     "RESALE RESTRICTION TERMINATION DATE" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by

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non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

     "RESTRICTED PERIOD", with respect to any Initial Notes or Initial Additional Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities
Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the first date on which such Notes are originally issued.

     "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "RULE 144" means Rule 144 under the Securities Act.

     "RULE 144A" means Rule 144A under the Securities Act.

     "RULE 144A NOTES" means all Initial Notes and any Additional Notes offered and sold to QIBs in reliance on Rule 144A.

     "RULE 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "SHELF REGISTRATION STATEMENT" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

          1.2   OTHER DEFINITIONS.

Term:                                                        Defined in Section:
-----                                                        -------------------
"Registration Rights Agreement"                    SECTION 101 of this Indenture
"Initial Notes"                                    SECTION 101 of this Indenture
"Global Note"                                                             2.1(b)
"Note Register"                                    SECTION 305 of this Indenture
"Officer's Certificate"                            SECTION 101 of this Indenture
"Participants"                                                            2.1(c)
"Paying Agent"                                     SECTION 101 of this Indenture
"Permanent Regulation S Global Note"                                      2.1(b)
"Regulation S Global Notes"                                               2.1(b)
"Rule 144A Global Note"                                                   2.1(b)
"Temporary Regulation S Global Note"                                      2.1(b)

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          1.3   SECTION REFERENCES.

     All section references are to sections of this Appendix unless otherwise indicated.

     2.   THE NOTES.

          2.1 FORM AND DATING. (a) The Initial Notes issued on the date hereof and any Initial Additional Notes will be (i) offered and sold by the Company pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A, (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S and, (3) in the case of any Initial Additional Notes, except as set forth below, IAIs in accordance with Rule 501. Such Initial Notes and any Initial Additional Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. The restrictions on transfer are set forth in the Private Placement Legend.

          (b) GLOBAL NOTES. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "RULE 144A GLOBAL NOTES"); Regulation S Notes shall be issued initially in the form of one or more temporary global Notes (collectively, the "TEMPORARY REGULATION S GLOBAL NOTES"), in each case without interest coupons and bearing the Global Notes Legend and Private Placement Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, a permanent global Note (the "PERMANENT REGULATION S GLOBAL NOTE" and, together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTES") or any other Note without a Private Placement Legend until the expiration of the Restricted Period. If any Initial Additional Notes are IAI Notes offered and sold by the Company or initially resold by an Initial Purchaser thereof, such IAI Notes shall not be represented by a Global Note. The Rule 144A Global Notes and the Regulation S Global Notes are each referred to herein as a "GLOBAL NOTE" and are collectively referred to herein as "GLOBAL NOTES," PROVIDED, that the term "Global Note" when used in Sections 2.1(b), 2.1(c), 2.1(d), 2.2(g)(i), 2.2(h)(i) and 2.3
     shall also include any Note in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided; PROVIDED, HOWEVER, the aggregate principal amount of Notes outstanding at any time shall be as provided in
     SECTION 303 of this Indenture except in accordance

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     with SECTION 306 of this Indenture.

          (c) BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall authenticate and deliver initially, in accordance with SECTION 303 of this Indenture, one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Notes or nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as Notes Custodian.

     Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary or its nominee, as Holder, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as Holder, or impair, solely as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (d)   CERTIFICATED NOTES.

                (i) If any Initial Additional Notes are IAI Notes that are offered and sold by the Company or initially resold by an Initial Purchaser to an IAI, such IAI Notes shall be issued only in the form of Certificated Notes.

                (ii) Except as provided in SECTIONS 2.2 and 2.3, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes.

          2.2 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. When any Certificated Note is presented to the Registrar with a request:

                (i)    to register the transfer of such Certificated Note; or

                (ii) to exchange such Certificated Note for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Note surrendered for transfer or exchange:

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                       (1)   shall be duly endorsed or accompanied by a written
                instrument of transfer in form reasonably satisfactory to the Company and the Trustee; and

                       (2) in the case of a transfer of any Note that is required to bear the Private Placement Legend, is accompanied by the following additional information and documents, as applicable:

                       (A) if such Certificated Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in accordance with the form set forth on the reverse of the Note; or

                       (B) if such Certificated Note is being transferred to the Company or pursuant to an effective registration statement, a certification to that effect in accordance with the form set forth on the reverse of the Note; or

                       (C) if such Certificated Note is being transferred (w) pursuant to an exemption from the registration requirements of the Securities Act under Rule 144, a certification to that effect in accordance with the form set forth on the reverse of the Note; (x) to a QIB, upon the representation of the transferee, in accordance with the form set forth on the reverse of the Note, that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; (y) to a Non-U.S. Person, upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT C from the proposed transferor and (z) to an IAI, upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT D from the proposed transferee; and, in each case, if requested

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                       by the Company or the Trustee, the delivery of an opinion
                       of counsel, certification and/or other information satisfactory to each of them as to the compliance with the restrictions set forth in the Private Placement Legend.

          (b) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Certificated Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Certificated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, together with:

          (i) certification, in the form set forth on the reverse of the Note, that such Certificated Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such
     Note in the form of a beneficial interest in the Permanent Regulation S Global Security; and

          (ii) written instructions directing the Trustee and the Depositary to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b) (i) (A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b) (i) (B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase.

then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Certificated Notes pursuant to
SECTION 2.3, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of

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     Global Notes or beneficial interests therein shall be effected through the
     Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(1) TRANSFERS OF RULE 144A GLOBAL NOTES. The following provisions shall apply with respect to any proposed transfer of a Rule 144A Global Note that is a Restricted Security or a beneficial interest therein:

          (A) a transfer of a Rule 144A Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in accordance with the form set forth on the reverse of the Note, that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (B) a transfer of a Rule 144A Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT C from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (C) a transfer of a Rule 144A Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(2) TRANSFER OF REGULATION S GLOBAL NOTES. Any proposed transfer of a Regulation S Global Note shall only be made in accordance with Applicable Procedures. In addition, the

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

following provisions shall apply with respect to any proposed transfer of a Regulation S Global Note that is required to bear the Private Placement Legend or that is otherwise a Restricted Security or a beneficial interest therein prior to the expiration of the Restricted Period:

          (A) a transfer of a Regulation S Global Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in accordance with the form set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (B) a transfer of a Regulation S Global Note or a beneficial interest therein to a Non- U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT C hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (C) a transfer of a Regulation S Global Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in EXHIBIT D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

     After the expiration of the Restricted Period, interests in the Temporary Regulation S Global Note may be transferred without requiring certification set forth in EXHIBIT C, EXHIBIT D or any additional certification. The Trustee and Registrar shall be entitled to request and receive, and may rely upon conclusively, a certificate or other written confirmation from the Company as to the date of expiration of such Restricted Period; and until it receives such certification or confirmation, the Trustee shall be entitled to presume that such Restricted Period has not expired.

          (i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal

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

          amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar also shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in SECTION 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iii) In the event that a Global Note is exchanged for Certificated Notes pursuant to this SECTION 2.3 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with this paragraph, such procedures as are substantially consistent with the provisions of this SECTION 2.3 (including the certification requirements set forth on the reverse of the Notes and if the Company or the Trustee so request, Opinions of Counsel and/or other information satisfactory to them as to the compliance with the restrictions referred to in the Private Placement Legend) and such other procedures as may from time to time be adopted by the Company.

          (d) Prior to the expiration of the Restricted Period, interests in the Temporary Regulation S Global Note may only be held through Euroclear or Clearstream. Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)   LEGENDS. (i) Except as permitted by the following paragraphs
     (ii), (iii), (iv) or (v), each Note certificate evidencing the Global Notes and the Certificated Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED,

     SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO IESI OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO IESI THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO IESI) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND

     "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE FOR THE NOTES CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                (ii) Upon any sale or transfer of a Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Certificated Note that does not bear the Private Placement Legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder (x) certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144(k) (such certification to be in the form set forth on the reverse of the Note) and (y) if the Company so requests, delivers an opinion of counsel or other information satisfactory to it as to the compliance with the requirements of Rule 144(k).

                (iii) After a transfer of any Initial Notes or Initial Additional Notes during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Private Placement Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

                (iv) (a) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Private Placement Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                       (b) Upon the consummation of a Private Exchange with respect to the Initial Notes or Initial Additional Notes all requirements pertaining to such Initial Notes or Initial Additional Notes that Initial Notes or Initial Additional Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes or Initial Additional Notes that do not exchange their Initial Notes or Initial Additional Notes, and Private Exchange Notes in global form with the Global Notes Legend and the Private Placement Legend will be available to Holders that exchange such Initial Notes or Initial Additional Notes in such Private Exchange.

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

                (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Notes or Initial Additional Notes acquired pursuant to Regulation S, all requirements that such Initial Notes or Initial Additional Notes bear the Private Placement Legend shall cease to apply and the requirements requiring any such Initial Notes or Initial Additional Notes be issued in global form shall continue to apply.

                (vi) Each Certificated Note shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND THE COMPANY SUCH CERTIFICATES, OPINIONS OF COUNSEL AND/OR OTHER INFORMATION AS SUCH THE REGISTRAR OR THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH APPLICABLE RESTRICTIONS."

                (vii) Each Global Note shall bear the following additional legend:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled and returned to the Company by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g)   OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar's request.

(ii) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (h)   NO OBLIGATION OF THE TRUSTEE OR THE COMPANY.

                (i) The Trustee and the Company shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of or a participant in the Depositary, or any other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary or its nominee, as Holder) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and the Company may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global
          Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.3   CERTIFICATED NOTES.

          (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to SECTION 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with SECTION 2.2 and SECTION 305 of the Indenture and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue the form of Certificated Notes in registered form in substantially the form set forth in Exhibit A or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this SECTION 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge except pursuant to SECTION 2.2(g)(i), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes in denominations of $1,000 and any integral multiple thereof. Certificated Notes representing any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by SECTION 2.2(e), bear the Private Placement Legend.

          (c) Subject to the provisions of SECTION 2.3(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including

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

     Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     The Company or the Trustee, in the discretion of either of them, may treat as the act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in a Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with SECTION 108 of this Indenture.

          (d)   In the event of the occurrence of any of the events specified in
     SECTION 2.3(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in fully registered form without interest coupons.

          2.4   GENERAL PROVISIONS.

     By its acceptance of any Note bearing the Private Placement Legend, the Global Notes Legend or the Certificated Notes Legend, each Holder of such a Note acknowledges such restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend, the Global Notes Legend and the Certificated Notes Legend, as applicable, and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Appendix (including all Notes received for transfer pursuant to this Appendix). The Company shall have the right to require the Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     In connection with any transfer of Notes, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificate, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

     Neither the Trustee nor the Note Registrar shall be under any obligation or duty to determine or inquire as to compliance with the Securities Act (including any rules or regulations promulgated thereunder) or any state securities laws that may be applicable in connection with or with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in any Global Note) or to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture with respect to transfers of interests in any security (including any transfers between or among beneficial owners of interests in any Global Note); except that the Trustee shall be under a duty to require delivery of such certificates and other documentation, if any, as are expressly required in the applicable circumstance, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face with the express requirements hereof. The Trustee shall have no responsibility for (i) the actions or omissions of the Depositary, or for the accuracy of the books or records of the Depositary and (ii) transfers, of which it has no knowledge, between or among beneficial owners of interests in the same Global Note.

                                                                       EXHIBIT A

                                  FORM OF NOTE
                                  [LEGEND(S)]1

                                IESI CORPORATION

                   10 1/4 % SENIOR SUBORDINATED NOTES DUE 2012

No.  [______]                                           CUSIP No. [____________]


                                                                       $--------

         IESI CORPORATION, a Delaware corporation (and its successors and assigns) (the "Company," which term shall have the meaning ascribed thereto in the Indenture hereinafter referred to) promises to pay to [NAME OF REGISTERED HOLDER], or registered assigns, the principal sum of $[AMOUNT] United States Dollars on June 15, 2012 [(or such lesser or greater amounts as shall be outstanding hereunder from time to time in accordance with Sections 2.1 and 2.2 of Appendix A to the Indenture referred to on the reverse hereof)]2.

         Interest Payment Dates: June 15 and December 15.

         Record Dates for payment of interest: June 1 and December 1.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           IESI CORPORATION


                                           By:______________________________
                                              Name:
                                              Title:



Attest:

---------------------

---------------------
1 Insert legend or legends as applicable, per Section 2.1(e) of the Appendix to the Indenture.

2 Include only if the Note is issued in global form.

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

                                             THE BANK OF NEW YORK, as Trustee


                                             By:______________________________
                                                Authorized Signatory
Dated: ________________________

                         [FORM OF REVERSE SIDE OF NOTE]
                    10 1/4% Senior Subordinated Note due 2012

1.  INTEREST

         The Company promises to pay interest semi-annually on June 15 and December 15 in each year, commencing December 15, 2002 at the rate of 10 1/4% per annum [; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.50% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, ]3 [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods]4, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]5 [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [_________, ____]6.]7 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is


-----------------------
3 Include only for Initial Note, when required by the Registration Rights Agreement. For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.

4     Include only for Exchange Note.

5     Include only for Original Notes.

6 Insert last date interest was paid on Original Notes or, if no interest has been paid, the Issue Date.

7 Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

2.  METHOD OF PAYMENT

         If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments on such Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York (the "PLACE OF PAYMENT") unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the Note Register.

3.  PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation, the Trustee, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any domestically incorporated subsidiary of the Company may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE

         This Note is one of the duly authorized issue of 10 1/4% Senior Subordinated Notes due 2012 of the Company (herein called the "Notes"), issued under an Indenture, dated as of June 12, 2002, (as amended, supplemented or otherwise modified from time to time, the "Indenture," which term shall have the meanings assigned to it in such instrument), among IESI Corporation, the Subsidiary Guarantors (as defined in the Indenture) and The Bank of New York as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

         All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note is entitled to the benefits of certain senior subordinated Subsidiary Guarantees by the Subsidiary Guarantors (and future Subsidiary Guarantors) made for the benefit of the Holders. Reference is made to ARTICLE 13 of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof. Neither the Company nor any Subsidiary Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

5.  OPTIONAL REDEMPTION

         (a) Except as set forth in paragraph (b) below, the Company shall not have the option to redeem any Notes prior to June 15, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to SECTION 307 of the Indenture and the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                                                           REDEMPTION PRICE
-----                                                          ----------------
2007 ....................................................          105.125%
2008 ....................................................          103.417%
2009 ....................................................          101.708%
2010 and thereafter .....................................          100.000%

         (b) Notwithstanding the foregoing, at any time prior to June 15, 2005, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, if any, to the redemption date (subject to SECTION 307 of the Indenture and the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

6.  NO SINKING FUND

         The Notes will not be entitled to the benefit of a sinking fund.

7.  SUBORDINATION

         The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. In addition, the Subsidiary Guarantees are subordinated to Senior Indebtedness of the Company and of each Subsidiary Guarantor, as applicable. To the extent provided in the Indenture, Senior Indebtedness must be paid before any Subsidiary Guarantee may be paid. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purposes.

8.  PUT PROVISIONS

         The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of such purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Notes with the Excess Proceeds from certain Asset Sales.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and subject to certain limitations set forth therein. No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, except that no such payment shall be required in connection with an exchange not involving any transfer. The Company shall not be required (I) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under SECTION 1004 of the Indenture and ending at the close of business on the day of such mailing, or (II) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

10.  PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

         The Trustee shall pay to the Company upon a Company Request any money held in trust by it for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

12.  DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or non-callable Government Securities for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

         Subject to certain exceptions, (i) the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

14.  DEFAULTS AND REMEDIES

         If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

15.  NO RECOURSE AGAINST OTHERS

         No director, officer, employee, incorporator, member or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor on the Notes under the Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder of Notes, by accepting the Notes, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.   GOVERNING LAW.
      -------------

         THE INDENTURE AND THE NOTES AND SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

         EACH OF THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

17.  AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.


20.  LEGAL HOLIDAYS

         In any case where any Interest Payment Date, any date fixed for redemption pursuant to the Indenture, or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity and no interest shall accrue for the intervening period.

                                                                       EXHIBIT A

                            [FORM OF TRANSFER NOTICE]


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint
                        --------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                         [[Check One]
         [ ] (a)_this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR
         [ ] (b)_this Note is being transferred other than in accordance with
(A) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.2 of Appendix A to the Indenture shall have been satisfied.]8

Date:  _________________


                                                     ---------------------------
                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written upon the face of
                                                     the within-mentioned
                                                     instrument in every
                                                     particular, without
                                                     alteration or any change
                                                     whatsoever.
Signature Guarantee:  ____________________________

-------------------------
1 Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with Appendix A to the Indenture.

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:   __________________

                                             ----------------------------------
                                             NOTICE:  To be executed by an
                                                      executive officer]2


2 Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with Appendix A to the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 410 or 414 of the Indenture, check the appropriate box below:

              [  ]  Section 410         [  ]  Section 414

         If you want to elect to have only part of this Note purchased by the Company pursuant to the section of the Indenture checked above, state the amount (in principal amount):

$

Date: __________________   Signed: ___________________________
                                   (Sign exactly as your name appears on the
                                    other side of the Note)

Signature Guarantee: _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               [SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:





                                 Amount of           Amount of         Principal amount
                                decreases in        increases in        of this Global          Signature of
                              Principal Amount    Principal Amount      Note following     authorized signatory
                              of this Global      of this Global      such decreases or      of Trustee or Notes
      Date of Exchange            Note                Note                Increases             Custodian]3
     ------------------       ---------------     ----------------    -----------------    ----------------------










------------------------
3 To be included in Notes issued in global form.

                                                                       Exhibit B

        Form of Supplemental Indenture in Respect of Subsidiary Guarantee

     SUPPLEMENTAL INDENTURE, dated as of [_________] (this "SUPPLEMENTAL INDENTURE"), among [name of [New Note Subsidiary Guarantor[s]] (the "NEW SUBSIDIARY GUARANTOR[S]"), IESI Corporation, a Delaware corporation (together with its successors and assigns, the "COMPANY"), the then existing Note Subsidiary Guarantors under the Indenture referred to below (the "EXISTING SUBSIDIARY GUARANTORS"), and The Bank of New York, as Trustee (the "TRUSTEE") under the Indenture referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of June__, 2002, as amended (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of 10 1/4% Senior Subordinated Notes due 2012 of the Company (the "NOTES");

     WHEREAS, SECTION 413 of the Indenture provides that the Company is required to or may cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Note Subsidiary Guarantor[s] shall guarantee the Notes pursuant to [a] Subsidiary Guarantee[s] on the terms and conditions set forth herein and in ARTICLE 13 of the Indenture;

     WHEREAS, [the][each] New Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Subsidiary Guarantor is dependent on the financial performance and condition of the Company and on [the] [such] New Subsidiary Guarantor's access to working capital through the Company's access to revolving credit borrowings under the Senior Credit Agreement; and

     WHEREAS, pursuant to SECTION 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor[s], the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

          1. DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. AGREEMENT TO SUBSIDIARY GUARANTEE. [The] [Each] New Subsidiary Guarantor hereby agree[s], jointly and severally with [all] [any] other New Subsidiary Guarantor[s] [and] all Existing Subsidiary Guarantors, fully and unconditionally, to guarantee the Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in ARTICLE 13 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. The Subsidiary Guarantee of [the] [each] New Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

          3. TERMINATION, RELEASE AND DISCHARGE. [The] [Each] New Subsidiary Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and [the] [each] New Subsidiary Guarantor shall be released and discharged from all obligations in respect of its Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

          4. PARTIES. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] New Subsidiary Guarantor's Subsidiary Guarantee or any provision contained herein or in ARTICLE 13 of the Indenture.

          5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK [WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY]. THE TRUSTEE, THE COMPANY, [THE] [EACH] SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     EACH OF THE COMPANY, [THE] [EACH] SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

          6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          7. COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          8. HEADINGS. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          [NAME OF NEW SUBSIDIARY GUARANTOR],
                                          as New Subsidiary Guarantor

                                          By:
                                              Name:
                                              Title:

                                          IESI CORPORATION

                                          By:
                                              Name:
                                              Title:

                                          THE BANK OF NEW YORK, as Trustee

                                          By:
                                              Name:
                                              Title:

                                                                       Exhibit C

                        FORM OF REGULATION S CERTIFICATE

                            REGULATION S CERTIFICATE

IESI CORPORATION
c/o The Bank of New York, as Trustee
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

     Re:  IESI CORPORATION (the "COMPANY")
          10 1/4% Senior Subordinated Notes
          due 2012 (the "NOTES")

Ladies and Gentlemen:

     In connection with our proposed sale of $_____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("REGULATION S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

     1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

     2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

     3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

     4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the expiration of the Restricted Period, as defined in the Indenture, dated as of June 12, 2002, as supplemented to date, among the Company, the Subsidiary Guarantors party thereto and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S or Rule 144.

     6. We have advised the transferee of the transfer restrictions applicable to the Notes.

     [7. We certify that the interest proposed to be transferred will be held immediately upon transfer through Euroclear or Clearstream.](1)

     You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours

                                          [NAME OF SELLER]

                                          By:
                                              Name:
                                              Title:
                                              Address:

Date of this Certificate:_________________, 20__

----------
(1) Include this representation in the case of a transfer prior to the expiration of the Restricted Period.

                                                                       Exhibit 1

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

IESI CORPORATION
c/o The Bank of New York, as Trustee
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

     Re:  IESI CORPORATION (the "COMPANY")
          10 1/4% Senior Subordinated Notes
          DUE 2012

Ladies and Gentlemen:

     This letter relates to $___________ principal amount of Notes represented by the offshore global note certificate (the "REGULATION S GLOBAL NOTE"). Pursuant to Section 313(4) of the Indenture dated as of June 12, 2002 relating to the Notes (the "INDENTURE"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Regulation S Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S ("REGULATION S") promulgated under the Securities Act of 1933, as amended (the "ACT") or (ii) a U.S. Person who purchased securities in a transaction that did not require registration under the Act. Accordingly, you are hereby requested to issue a Regulation S Certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Regulation S Global Note, all in the manner provided by the Indenture.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours

                                          [Name of Holder]

                                          By:
                                              Authorized Signature

                                                                       Exhibit D

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                                          [Date]

IESI Corporation
c/o The Bank of New York, as Trustee
101 Barclay Street
New York, New York   10286
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $_________ principal amount of the 10 1/4% Senior Subordinated Notes due 2012 (the "Notes") of IESI Corporation (the "Company").

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

     Name:
          -------------------------------------------

     Address:
             ----------------------------------------

     Taxpayer ID Number:
                        -----------------------------

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor", within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the notes, and we are acquiring the notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the notes, and we invest in or purchase securities similar to the notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes or any predecessor thereto, which we refer to as the resale restriction termination date, only (a) to the Company or its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional investor, or QIB, under Rule 144A that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the resale restriction termination date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the resale restriction termination date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the resale restriction termination date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                          TRANSFEREE:

                                          BY:

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